UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

Callisto Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2007, Callisto Pharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amendment Agreement”) with Bernard Denoyer, Senior Vice President, Finance of the Company (the “Executive”).  The Amendment Agreement extends the term of the employment agreement between the Company and the Executive dated as of January 15, 2004, as amended October 19, 2005, to December 1, 2008.

Among other things, the Amendment Agreement increases the Executive’s salary from $120,000 to $162,000 per year (the “Base Salary”) and he shall be eligible to earn a cash bonus of up to 15% of the Base Salary for each twelve month period during the term of the Amendment Agreement at the discretion of the Compensation Committee of the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 12, 2007

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer